Exhibit 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

CONTACTS:
Investor Relations	Media Relations
Carlotta Chan	Michael Jennings
973-430-6565	609-610-5161
Carlotta.Chan@pseg.com	Michael.Jennings@pseg.com

PSEG to Sell its 25% Equity Stake in Ocean Wind 1 to Ørsted

PSEG will continue to support Ocean Wind 1, and New Jersey offshore wind

(Newark, N.J. – January 18, 2023) Public Service Enterprise Group (PSEG) has agreed to sell Ørsted its 25% equity stake in the Ocean Wind 1 offshore wind energy project, providing Ørsted with 100% ownership of the project. Ørsted, America’s largest offshore wind energy company, will proceed with development of the project with PSEG supporting onshore infrastructure construction.

“As Ocean Wind 1 has evaluated the optimal way to move forward, it has become clear that it is best for the project for PSEG to step aside and allow for a better positioned tax investor to join the project so that it can proceed with an optimized tax structure. While this was a difficult decision, it was driven by the best interests of the project and New Jersey’s offshore wind goals. PSEG will continue to actively support offshore wind in New Jersey and the region,” PSEG’s Senior Vice President and Chief Commercial Officer Lathrop Craig said.

PSEG remains committed to Governor Murphy’s clean energy policies and President Biden’s goal of deploying 30 gigawatts of offshore wind by 2030. The company will continue to help the state and nation realize offshore wind’s tremendous potential through transmission solutions, support for the New Jersey Wind Port and PSE&G’s clean energy investments.

As Ocean Wind 1 continues its planning and development, Ørsted will ensure the project delivers affordable energy to New Jersey, while providing economic opportunity across the state and region.

“PSEG has been a valuable partner as we have advanced Ocean Wind 1 to this point and as we’ve successfully advanced our offshore wind vision in the United States. With a well-established presence in the U.S., we’re confident in our ability to drive the project forward with commercial operations beginning as planned,” said David Hardy, Group EVP and CEO Americas at Ørsted.

The transaction between Ørsted and PSEG is expected to close in the first half of 2023, pending the required closing conditions. The initial delivery of power from Ocean Wind 1 is scheduled for the end of 2024, and full commissioning is expected in 2025.

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About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company focused on a clean energy future. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. PSEG’s commitment to ESG and sustainability is demonstrated in our net-zero 2030 climate vision and participation in the U.N. Race to Zero, as well as our inclusion on the Dow Jones Sustainability North America Index and the list of America’s most JUST Companies. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. (https://corporate.pseg.com).

Forward-Looking Statement

The statements contained in this press release that are not purely historical are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (SEC), and available on our website: https://investor.pseg.com. All of the forward-looking statements made in this press release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this press release apply only as of the date hereof. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here.

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